Exhibit 99.1

July 30, 2012

CONTACT:	ECB Bancorp, Inc.
Thomas M. Crowder, EVP/Chief Financial Officer (252) 925-5520 (252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2012 Second Quarter Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NYSE-Amex:ECBE) (“ECB” or the “Company”) today reported its financial results for the three and six months ended June 30, 2012.

2012 Second Quarter Financial Highlights

For the three months ended June 30, 2012, net income totaled $588,000 compared to net income of $1,145,000 for the three months ended June 30, 2011. After adjustments for $266,000 in TARP preferred stock dividends and the accretion of warrant discount, net income available to common shareholders for the three months ended June 30, 2012 was $322,000 or $0.11 per diluted share compared to net income of $880,000 or $0.31 per diluted share for the three months ended June 30, 2011. For the six months ended June 30, 2012 net income totaled $965,000 compared to $61,000 for the six months ended June 30, 2011. Income available to common shareholders was $434,000 or $0.15 per diluted share compared to a net loss of ($469,000) or ($0.16) per share for the six months ended June 30, 2011.

Other Financial Highlights include:

•	Consolidated assets increased 2.5% or $22,989,000 to $944,266,000 at June 30, 2012 from $921,277,000 at December 31, 2011.

•	Loans increased 1.9% or $9,715,000 to $506,257,000 at June 30, 2012 from $496,542,000 at December 31, 2011.

•	Deposits decreased (0.2%) to $795,488,000 at June 30, 2012 from $797,645,000 at December 31, 2011.

•	Net interest income increased 2.0% to $6,658,000 for the three months ended June 30, 2012 from $6,528,000 for the previous three-month period ending March 31, 2012.

The provision for loan loss totaled $866,000 for the three months ended June 30, 2012 down (31.9%) from $1,273,000 for the same period in 2011. Year to date loan loss provision as of June 30, 2012 totaled $866,000 down (83.3%) from $5,203,000 for the six months ended June 30, 2011. The decrease for the three and six month periods reflects the decrease in total loans outstanding, reduced charge-off levels for the six month period, and adjustments for loan loss migrations within the portfolio as previously announced.

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A. Dwight Utz, President and Chief Executive Officer, stated, “Based on various indicators during the second quarter, we expect 2012 to be a transitional year that moves ECB towards more consistent earnings performance. Although we continue to see pressure from a low and flat interest rate environment, our loan portfolio has begun to show some growth. We are encouraged that a number of our small business clients are predicting growth in their earnings streams, particularly in our coastal markets where tourism drives growth.”

Thomas M. Crowder, Executive Vice President and Chief Financial Officer stated: “We have maintained our net interest margin while growing our balance sheet by $28 million during the quarter ended June 30, 2012. We continue to focus on enhancing the earnings in our investment portfolio, although the current interest rate environment makes this a difficult task. If we continue to experience a lower cost of funds and loan growth, we expect to maintain or even expand our net interest margin from its current 3.23% level during the second half of this year.”

Mr. Utz concluded, “As 2012 progresses, we believe we will be able to show improved earnings and modest growth from both a loan and asset perspective. ECB and our leadership team remain committed to becoming the pre-eminent community bank in eastern North Carolina.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The NYSE-Amex Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.myecb.com.

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“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s 2011 Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management and Board of Directors about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to: pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business; continued or unexpected increases in credit losses in the Company’s loan portfolio; continued adverse economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

June 30, 2012, December 31, 2011 and June 30, 2011 (unaudited)

(Dollars in thousands, except per share data)

	June 30, 2012	December 31, 2011*	June 30, 2011
Assets
Non-interest bearing deposits and cash	$16,890	$18,363	$13,633
Interest bearing deposits	61	63	61
Overnight investments	7,670	6,305	34,475

Total cash and cash equivalents	24,621	24,731	48,169

Investment securities
Available-for-sale, at market value (cost of $346,271, $338,685 $297,407 at June 30, 2012, December 31, 2011 and June 30, 2011 respectively)	350,779	339,450	298,116

Loans held for sale	3,059	2,866	1,444

Loans	506,257	496,542	542,687
Allowance for loan losses	(10,780)	(12,092)	(15,448)

Loans, net	495,477	484,450	527,239

Real estate and repossessions acquired in settlement of loans, net	7,661	6,573	7,050
Federal Home Loan Bank common stock, at cost	3,899	3,456	4,032
Bank premises and equipment, net	26,111	26,289	26,740
Accrued interest receivable	5,030	5,308	4,507
Bank owned life insurance	11,981	11,778	9,102
Other assets	15,648	16,376	15,064

Total	$944,266	$921,277	$941,463

Liabilities and Shareholders’ equity
Deposits
Demand, noninterest bearing	$146,326	$135,732	$123,672
Demand, interest bearing	305,298	270,119	262,259
Savings	58,562	55,517	41,520
Time	285,302	336,277	385,323

Total deposits	795,488	797,645	812,774

Accrued interest payable	469	519	648
Short-term borrowings	42,101	11,679	13,711
Long-term obligations	18,000	25,500	27,500
Other liabilities	4,948	5,491	4,510

Total liabilities	861,006	840,834	859,143

Shareholders’ equity
Preferred stock, Series A	17,536	17,454	17,370
Common stock, par value $3.50 per share	9,974	9,974	9,974
Capital surplus	25,857	25,873	25,863
Warrants	878	878	878
Retained earnings	26,360	25,926	27,886
Accumulated other comprehensive income	2,655	338	349

Total shareholders’ equity	83,260	80,443	82,320

Total	$944,266	$921,277	$941,463

Common shares outstanding	2,849,841	2,849,841	2,849,841
Common shares authorized	50,000,000	50,000,000	10,000,000
Preferred shares outstanding	17,949	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000	2,000,000
Non-voting common shares authorized	2,000,000	2,000,000	—

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Results of Operations

For the three and six months ended June 30, 2012 and 2011 (unaudited)

(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Interest income:
Interest and fees on loans	$6,404	$7,329	$12,773	$14,686
Interest on investment securities:
Interest exempt from federal income taxes	249	117	484	245
Taxable interest income	1,774	2,163	3,656	4,100
Dividend income	14	9	25	18
Other interest income	4	14	6	21

Total interest income	8,445	9,632	16,944	19,070

Interest expense:
Deposits:
Demand accounts	390	505	796	1,062
Savings	60	74	155	127
Time	1,166	1,790	2,436	3,601
Short-term borrowings	95	73	176	142
Long-term obligations	76	145	195	325

Total interest expense	1,787	2,587	3,758	5,257

Net interest income	6,658	7,045	13,186	13,813
Provision for loan losses	866	1,273	866	5,203

Net interest income after provision for loan losses	5,792	5,772	12,320	8,610

Noninterest income:
Service charges on deposit accounts	945	828	1,802	1,593
Other service charges and fees	518	330	847	574
Mortgage origination fees	376	452	782	778
Net gain on sale of securities	279	858	324	884
Income from bank owned life insurance	102	74	203	148
Other operating (expense) income	1	(3)	2	(7)

Total noninterest income	2,221	2,539	3,960	3,970

Noninterest expenses:
Salaries	2,865	2,826	5,784	5,390
Retirement and other employee benefits	815	784	1,918	1,460
Occupancy	518	522	1,048	1,005
Equipment	603	513	1,193	1,072
Professional fees	343	271	562	542
Supplies	41	78	115	129
Communications/Data lines	184	189	382	358
FDIC insurance	203	201	407	527
Other outside services	92	162	192	343
Data processing and related expenses	346	83	742	153
Net cost of real estate and repossessions acquired in settlement of loans	463	79	1,147	97
Other operating expenses	784	949	1,685	1,825

Total noninterest expenses	7,257	6,657	15,175	12,901

Income (loss) before income taxes	756	1,654	1,105	(321)
Income tax expense (benefit)	168	509	140	(382)

Net income	588	1,145	965	61

Preferred stock dividends	225	224	449	448
Accretion of discount	41	41	82	82

Income (loss) available to common shareholders	$322	$880	$434	($469)

Net income (loss) per share - basic	$0.11	$0.31	$0.15	($0.16)

Net income (loss) per share - diluted	$0.11	$0.31	$0.15	($0.16)

Weighted average shares outstanding - basic	2,849,841	2,849,841	2,849,841	2,849,841

Weighted average shares outstanding - diluted	2,849,841	2,849,841	2,849,841	2,849,841

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011
Income Statement Data:
Interest income	$8,445	$8,499	$8,818	$9,189	$9,632
Interest expense	1,787	1,971	2,283	2,566	2,587

Net interest income	6,658	6,528	6,535	6,623	7,045
Provision for loan losses	866	—	2,252	1,028	1,273
Net after provision expense	5,792	6,528	4,283	5,595	5,772
Noninterest income	2,221	1,739	2,262	2,568	2,539
Noninterest expense	7,257	7,918	9,416	7,539	6,657
Income (loss) before income taxes	756	349	(2,871)	624	1,654
Income tax expense (benefit)	168	(28)	(1,259)	97	509

Net income (loss)	588	377	(1,612)	527	1,145
Preferred stock dividend & accretion of discount	266	265	266	267	265

Net income (loss) available to common shareholders	$322	$112	$(1,878)	$260	$880

Per Share Data and Shares Outstanding:
Net income - basic	$0.11	$0.04	$(0.66)	$0.09	$0.31
Net income - diluted	0.11	0.04	(0.66)	0.09	0.31
Cash dividends	—	—	0.05	—	0.07
Book value at period end	23.06	22.34	22.10	23.10	22.79
Dividend payout ratio	0.00%	0.00%	-7.58%	0.00%	22.58%
Weighted-average number of common shares outstanding:
Basic	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841
Diluted	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841
Shares outstanding at period end	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841

Balance Sheet Data:
Total assets	$944,266	$916,274	$921,277	$923,695	$941,463
Loans - gross	506,257	491,383	496,542	521,626	542,687
Allowance for loan losses	10,780	11,385	12,092	12,214	15,448
Investment securities	350,779	348,810	339,450	327,066	298,116
Interest earning assets	871,725	847,893	848,682	858,914	880,814
Premises and equipment, net	26,111	26,286	26,289	26,137	26,740
Total deposits	795,488	772,597	797,645	796,609	812,774
Short-term borrowings	42,101	39,218	11,679	13,528	13,711
Long-term obligations	18,000	18,000	25,500	25,500	27,500
Shareholders’ equity	83,260	81,168	80,443	83,248	82,320

Selected Performance Ratios (annualized):
Return on average assets	0.26%	0.16%	-0.70%	0.22%	0.49%
Return on average shareholders’ equity	2.87%	1.86%	-7.85%	2.56%	5.71%
Net interest margin	3.23%	3.22%	3.10%	3.06%	3.35%
Efficiency ratio	79.8%	93.4%	105.3%	81.0%	68.6%

Asset Quality Ratios:
Non-accruing loans to period-end loans	3.60%	3.82%	3.08%	3.98%	3.37%
Performing TDR’s loans to period-end loans	2.06%	2.34%	2.07%	1.51%	1.27%
Nonperforming loans to period-end loans	5.66%	6.17%	5.15%	5.49%	4.65%
Allowance for loan losses to period-end loans	2.13%	2.32%	2.44%	2.34%	2.85%
Allowance for loan losses to nonperforming loans	37.6%	37.6%	47.3%	42.7%	61.3%
Net charge-offs to average loans (annualized)	1.18%	0.57%	1.85%	3.18%	0.77%

Capital Ratios:
Tangible equity to total assets	6.96%	6.95%	6.84%	7.13%	6.90%
Equity-to-assets ratio	8.82%	8.86%	8.73%	9.01%	8.74%
Leverage Capital Ratio	8.25%	8.23%	8.25%	8.34%	8.39%
Tier 1 Capital Ratio	12.09%	12.39%	12.59%	12.59%	12.20%
Total Capital Ratio	13.35%	13.65%	13.85%	13.85%	13.46%